                                                                    EXHIBIT 25.1


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                             -----------------------

                        LASALLE BANK NATIONAL ASSOCIATION
               (Exact name of trustee as specified in its charter)

                                   36-0884183
                                (I.R.S. Employer
                               Identification No.)

                135 South LaSalle Street, Chicago, Illinois 60603
               (Address of principal executive offices) (Zip Code)

                             -----------------------

                              Willie J. Miller, Jr.
                           Group Senior Vice President
                        Chief Legal Officer and Secretary
                            Telephone: (312) 904-2018
                            135 South LaSalle Street
                             Chicago, Illinois 60603
            (Name, address and telephone number of agent for service)

                             -----------------------

                             Beyond.com Corporation
               (Exact name of obligor as specified in its charter)

            Delaware                                      94-3212136
 (State or other jurisdiction                          (I.R.S. Employer
 incorporation or organization)                       Identification No.)


         3200 Patrick Henry Drive
         Santa, Clara, California                         95054

  (Address of Principal Executive Offices)             (Zip Code)

                             -----------------------

     $42,166,667 10 7/8% Convertible Subordinated Notes due December 1, 2003
                       (Title of the indenture securities)

ITEM 1. GENERAL INFORMATION*

Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                  1.  Comptroller of the Currency, Washington D.C.

                  2.  Federal Deposit Insurance Corporation, Washington, D.C.

                  3. The Board of Governors of the Federal Reserve Systems, Washington, D.C.

         (b)   Whether it is authorized to exercise corporate trust powers.

                      Yes.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR.

If the obligor is an affiliate of the trustee, describe each such affiliation.


                                        Not Applicable


*Pursuant to General Instruction B, the trustee has responded only to items 1, 2, and 16 of this form since to the best knowledge of the trustee the obligor is not in default under any indenture under which the trustee is a trustee.

ITEM 16. LIST OF EXHIBITS.

List below all exhibits filed as part of this statement of eligibility and qualification.

                  1. A copy of the Articles of Association of LaSalle Bank National Association now in effect.*

                  2. A copy of the certificate of authority to commence business.*

                  3. A copy of the authorization to exercise corporate trust powers.*

                  4. A copy of the existing By-Laws of LaSalle Bank National Association.*

                  5. A copy of any other indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding.**

                  6. The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939.*

                  7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                  8.  Not applicable.

                  9.  Not applicable.

*Incorporated by reference from Exhibit 25.1 filed on June 29, 2000 on Current Report on form 8-K by Superior Bank FSB

**Incorporated by reference from Beyond.com's Registration Statement on Form S-1 (File No. 333-74545)

                                    SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, LaSalle Bank National Association, a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, State of Illinois, on the 1st day of September, 2000.

                                       LASALLE BANK NATIONAL ASSOCIATION


                                       By: /s/ John W. Porter
                                           ------------------------------------
                                       John W. Porter
                                       Assistant Vice President

                                                                       EXHIBIT 7


CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL AND
STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 2000

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC - BALANCE SHEET


                                                                                                Dollar Amounts In Thousands
-----------------------------------------------------------------------------------------------------------------------------
ASSETS
 1. Cash and balances due from depository institutions
    (from Schedule RC-A):                                                                      RCFD
    a. Noninterest-bearing balances and currency and coin(1)                                   0081         937,481     1.a
    b. Interest-bearing balances(2)                                                            0071           2,653     1.b
2.  Securities:
    a. Held-to-maturity securities (from Schedule RC-B,
       column A)                                                                               1754         786,585     2.a
    b. Available-for-sale securities (from Schedule RC-B,
       column D)                                                                               1773      11,699,979     2.b
3.  Federal funds sold and securities purchased under
    agreements to resell                                                                       1350         979,074     3.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income                  RCFD
       (from Schedule RC-C)                                      2122      29,505,422                                   4.a
    b. LESS: Allowance for loan and lease losses                 3123         441,168                                   4.b
    c. LESS: Allocated transfer risk reserve                     3128               0                                   4.c
    d. Loans and leases, net of unearned income,
       allowance, and reserve (item 4.a minus 4.b and 4.c)                                     2125      29,064,254     4.d
5.  Trading assets (from Schedule RC-D)                                                        3545         289,652     5.
6.  Premises and fixed assets (including capitalized leases)                                   2145         282,955     6.
7.  Other real estate owned (from Schedule RC-M)                                               2150           4,642     7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)                                                             2130               0     8.
9.  Customer's liability to this bank on acceptance
    outstanding                                                                                2155          18,994     9.
10. Intangible assets (from Schedule RC-M)                                                     2143         567,652     10.
11. Other assets (from Schedule RC-F)                                                          2160       1,582,869     11.
12. Total assets (sum of items 1 through 11)                                                   2170      46,216,790     12.

-------------------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

135 South LaSalle Street                                         Page      RC-2
Chicago, IL 60603        Vendor ID: D        CERT: 16407           12

Transit Number: 71000505

SCHEDULE RC - CONTINUED

                                                                                          Dollar Amounts in Thousands
----------------------------------------------------------------------------------------------------------------------------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of                                    RCON
       columns A and C from Schedule RC-E, part I)                              2200      26,179,477     13.a
                                                       RCON
       (1) Noninterest-bearing(1)                      6631       2,645,282                              13.a.1
       (2) Interest-bearing                            6636      23,534,795                              13.a.2         26,179,477
                                                                                RCFN
    b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from
       Schedule RC-E, part II)                                                  2200       3,341,856     13.b
                                                       RCFN
       (1) Noninterest-bearing                         6631               0                              13.b.1
       (2) Interest-bearing                            6636       3,341,856                              13.b.2
                                                                                RCFD
14. Federal funds purchased and securities sold under agreements to repurchase  2800       3,275,076     14
                                                                                RCON
15. a. Demand notes issued to the U.S. Treasury                                 2840       1,812,808     15.a
                                                                                RCFD
    b. Trading liabilities (from Schedule RC-D)                                 3548          82,282     15.b
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
    a. With a remaining maturity of one year or less                            2332       6,300,965     16.a
    b. With a remaining maturity of more than one year through three years      A547          11,511     16.b
    c. With a remaining maturity of more than three years                       A548          45,728     16.c
17. Not applicable.
18. Bank's liability on acceptances executed and outstanding                    2920          18,994     18.
19. Subordinated notes and debentures(2)                                        3200         726,000     19.
20. Other liabilities (from Schedule RC-G)                                      2930       1,036,980     20.
21. Total liabilities (sum of items 13 through 20)                              2948      42,831,677     21.            42,831,677
22. Not applicable

EQUITY CAPITAL
                                                                                RCFD
23. Perpetual preferred stock and related surplus                               3838         452,310     23.
24. Common stock                                                                3230          41,234     24.
25. Surplus (exclude all surplus related to preferred stock)                    3839       1,875,178     25.
26. a. Undivided profits and capital reserves                                   3632       1,130,808     26.a
    b. Net unrealized holding gains (losses) on available-for-sale securities   8434        (114,417)    26.b
    c. Accumulated net gains (losses) on cash flow hedges                       4336               0     26.c
27. Cumulative foreign currency translation adjustments                         3284               0     27.
28. Total equity capital (sum of Items 23 through 27)                           3210       3,385,113     28.             3,385,113
29. Total liabilities and equity capital (sum of Items 21 and 28)               3300      46,216,790     29.

MEMORANDUM
TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.
 1. Indicate in the box at the right the number of the statement below that
    best describes the most comprehensive level of auditing work performed      RCFD      Number
    for the bank by independent external auditors as of any date during 1996    6724         2           M.1

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

5 = Review of the bank's financial statements by external auditors

6 = Compilation of the bank's financial statements by external auditors

7 = Other audit procedures (excluding tax preparation work)

8 = No external audit work

------------

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.